UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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AMYLIN PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

N.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

AMYLIN SENDS LETTER TO SHAREHOLDERS

Urges Shareholders to Support the Board’s Strategy and Vote the BLUE Proxy Card

Today to Elect Amylin’s Highly-Qualified Nominees

San Diego, CA – May 1, 2009 – Amylin Pharmaceuticals, Inc. (Nasdaq: AMLN) today announced that it is mailing a letter to shareholders in connection with the Company’s Annual Meeting of Stockholders on May 27, 2009.  Amylin urges all shareholders to vote FOR Amylin’s Directors on the BLUE proxy card today and reject the nominees of both Carl Icahn and Eastbourne Capital Management, L.L.C.

The text of the letter from Daniel M. Bradbury, President and Chief Executive Officer, and James N. Wilson, Lead Independent Director, is below:

Dear Fellow Amylin Shareholder:

AMYLIN IS POISED TO REVOLUTIONIZE TREATMENT OF DIABETES

AND DELIVER VALUE TO SHAREHOLDERS

Within the next two decades, cases of diabetes are estimated to grow by 55% globally.  With over 23 million people with diabetes in the U.S. last year, Amylin is at the center of a rapidly growing market and has the opportunity to deliver transformational therapies to an increasing number of diabetes patients.

If approved by the FDA, Amylin’s exenatide once weekly will be the first once-a-week treatment for type 2 diabetes.  With no similar drug on the market, we believe it has the potential to transform the treatment of diabetes through its efficacy and convenient once-weekly administration.

To ensure that you benefit from this value opportunity, it is imperative that Amylin has the best possible Board of Directors.  Accordingly, your Board strongly recommends that shareholders support Amylin by voting for your Company’s highly qualified, dedicated nominees on the BLUE proxy card TODAY – by telephone, Internet, or by signing, dating and returning your BLUE proxy card in the enclosed postage-paid envelope.

AMYLIN HAS THE RIGHT NOMINEES TO LEAD THE COMPANY

As your Company’s opportunities have grown over the past few years, we have spent considerable time evaluating Board composition to enhance stockholder value.  In fact, since 2005, half of the Board has changed, with six new Directors joining.

In addition, this year we have put up for election two new nominees: Paul N. Clark, former Chairman, Chief Executive Officer and President of Icos Corporation, and Paulo F. Costa, former President and Chief Executive Officer of Novartis U.S. Corporation.  Both are widely respected business leaders with valuable commercial and operational expertise in the biopharmaceutical industry – expertise that many of our shareholders indicated would be desirable additions to strengthen the Amylin Board.

YOUR CURRENT BOARD HAS THE NECESSARY DIABETES KNOWLEDGE

TO ENHANCE STOCKHOLDER VALUE

The upcoming submission of exenatide once weekly for approval is one of the most critical points in Amylin’s commitment to improving diabetes treatment.  Ironically, two dissident shareholders, Carl Icahn and Eastbourne Capital Management L.L.C., have chosen this particular juncture to attempt to replace all of your Directors who have requisite diabetes business experience (other than your Company’s CEO) and Directors who are also leaders in the diabetes medical community.  These highly-qualified Directors would be replaced by individuals who have NO relevant diabetes experience.  Such action demonstrates the dissidents’ fundamental lack of understanding of your Company’s business and is clearly not in the best interests of all Amylin stockholders.

YOUR BOARD HAS BEEN REASONABLE AND OPEN TO A RESOLUTION

WITH ICAHN AND EASTBOURNE

Your Board has made repeated attempts to avoid a proxy contest.  We offered Board representation to both Mr. Icahn and Eastbourne before they each gave notice of intent to nominate separate slates of five individuals.  Since then we have engaged in additional discussions with Mr. Icahn and Eastbourne, both separately and together, to discuss potential settlement options with respect to the proxy contest.  To accelerate this process, Amylin has agreed with affiliates of Mr. Icahn and with Eastbourne to allow each of them to engage in discussions with the other for the sole purpose of facilitating a settlement of the proxy contest.

Mr. Icahn and Eastbourne are each advancing an agenda that we believe undermines Amylin’s strategy and jeopardizes the potential value creation of exenatide once weekly.  In short, their agenda is to drastically cut costs well beyond our already significant cost-reduction initiatives and push for a sale of the Company at a time when it is seriously undervalued.

PROTECT VALUE OF YOUR INVESTMENT—VOTE FOR

YOUR COMPANY’S NOMINEES ON THE BLUE PROXY CARD TODAY

We urge you to act today to protect your investment by voting your BLUE proxy card TODAY.  Please discard any Gold or White proxy cards you might receive from Icahn or Eastbourne, respectively.

We thank you for your continued support.

On Behalf of Your Board of Directors.

Sincerely,

/s/ Daniel M. Bradbury	/s/ James N. Wilson
Daniel M. Bradbury	James N. Wilson
President and Chief Executive Officer	Lead Independent Director

Your Vote Is Important, No Matter How Many Or How Few Shares You Own

If you have questions about how to vote your shares, or need additional assistance,

please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (877) 717-3926

Banks and Brokers Call Collect: (212) 750-5833

IMPORTANT

We urge you NOT to vote using any White or Gold proxy card sent to you by

Icahn or Eastbourne, as doing so will revoke your vote on the BLUE proxy card.

About Amylin

Amylin Pharmaceuticals is a biopharmaceutical company committed to improving lives through the discovery, development and commercialization of innovative medicines. Amylin has developed and gained approval for two first-in-class medicines for diabetes, SYMLIN® (pramlintide acetate) injection and BYETTA® (exenatide) injection. Amylin’s research and development activities leverage the Company’s expertise in metabolism to develop potential therapies to treat diabetes and obesity. Amylin is headquartered in San Diego, California. Further information on Amylin Pharmaceuticals is available at www.amylin.com.

Forward Looking Statements

This press release contains forward-looking statements about Amylin, which involve risks and uncertainties. Our actual results could differ materially from those discussed herein due to a number of risks and uncertainties, including risks that BYETTA, SYMLIN or exenatide once weekly may be affected by competition, unexpected new data, safety and technical issues, or manufacturing and supply issues; risks that our financial results may fluctuate significantly from period to period and may not meet market expectations; risks that any financial guidance we provide may not be accurate; risks that our clinical trials will not be completed when planned, may not replicate previous results or achieve desired end-points; risks that our preclinical studies may not be predictive; risks that our NDAs for product candidates or sNDAs for label expansion requests, such as the exenatide once weekly NDA mentioned in this letter, may not be submitted timely or receive FDA approval; risks that our expense reductions will not be as large as we expect; risks that the restructured operations for exenatide will not produce the results we expect; and other risks inherent in the drug development and commercialization process. Commercial and government reimbursement and pricing decisions and the pace of market acceptance may also affect the potential for BYETTA, SYMLIN or exenatide once weekly. These and additional risks and uncertainties are described more fully in the Company’s most recently filed Form 10-K. Amylin disclaims any obligation to update these forward-looking statements.

Additional Information and Where To Find It

This press release may be deemed to be solicitation material in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders.  Amylin has filed the definitive proxy statement with the Securities and Exchange Commission (“SEC”) on April 20, 2009.  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE BLUE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and securityholders may obtain the proxy statement and other relevant documents free of charge at the SEC’s Web site, www.sec.gov or from Amylin Investor Relations at 9360 Towne Centre Drive, San Diego, California 92121.

Participants in Solicitation

Amylin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders.  Information regarding the interests of Amylin’s directors and executive officers in the proxy contest is included in Amylin’s definitive proxy statement.

CONTACTS:

Alice Izzo
Executive Director, Corporate Affairs
Amylin Pharmaceuticals, Inc.
(858) 642-7272
alice.izzo@amylin.com

or

Joele Frank / Averell Withers
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449